Exhibit 99.1

BIOSCRIP, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Pharmacy Services Asset Sale

On February 1, 2012, the Company entered into a Community Pharmacy and Mail Business Purchase Agreement, as amended by Amendment No. 1 dated May 4, 2012 (as amended, the “Asset Purchase Agreement”), by and among Walgreen Co. and certain subsidiaries (collectively, the “Buyers”) and the Company and certain subsidiaries with respect to the sale of certain assets, rights and properties (the “Pharmacy Services Asset Sale”) relating to the Company’s traditional and specialty pharmacy mail operations and community retail pharmacy stores.

On May 4, 2012, the Company and the Buyers completed the sale of the assets subject to the Asset Purchase Agreement. The Company received a total purchase price of approximately $158.0 million at closing, including the value of inventories on hand attributable to the operations subject to the Pharmacy Services Asset Sale. Based on events related directly or indirectly to the Buyers’ retention of certain business after the closing, BioScrip has received approximately $740,000 and may receive up to an additional $15.0 million in additional purchase price or be required to refund up to approximately $6.4 million of purchase price to the Buyers. The purchase price excluded all accounts receivable and working capital liabilities relating to the traditional and specialty pharmacy mail operations and community retail pharmacy stores, which was approximately $64.3 million as of March 31, 2012. We intend to continue to collect retained accounts receivable and realize additional proceeds from the sale of any remaining equipment and fixtures not sold to the Buyers.

Concurrently with the execution of the Asset Purchase Agreement on February 1, 2012, the Company, BioScrip Pharmacy Services, Inc. and certain subsidiaries of Walgreen Co. entered into an agreement which provided that BioScrip Pharmacy Services, Inc. ceased to be the sole fulfillment pharmacy for customers who came through the drugstore.com website. The agreement provided for a cash payment of $3.0 million to the Company and the payment of $2.9 million to a subsidiary of Walgreen Co. related to contingent consideration from the Company’s 2010 acquisition of the prescription pharmacy business of DS Pharmacy, both of which occurred during the three months ended March 31, 2012.

Pro Forma Information

The accompanying unaudited pro forma consolidated statements of operations of the Company for the year ended December 31, 2011 and the three months ended March 31, 2012 are presented as if the sale of the Company’s traditional and specialty pharmacy mail operations and community retail pharmacy stores had occurred on January 1, 2011. The accompanying unaudited pro forma consolidated balance sheet of the Company as of March 31, 2012 is presented as if the Pharmacy Services Asset Sale had occurred on March 31, 2012. The pro forma adjustments related to the Pharmacy Services Asset Sale do not reflect the final purchase price or final asset and liability balances of the Company’s traditional and specialty pharmacy mail operations and community retail pharmacy stores. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma consolidated financial information. The unaudited pro forma financial information is not necessarily indicative of the results of operations or financial position that might have been achieved for the dates or periods indicated, nor is it necessarily indicative of the results of operations or financial position that may occur in the future.

The historical consolidated financial information has been adjusted in the unaudited pro forma financial information to give effect to pro forma events that are (1) directly attributable to the disposal, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The pro forma information does not reflect several changes the Company expects to realize after the Pharmacy Services Asset Sale because the changes are not certain. The effects of the following are not reflected in the pro forma information:

•	corporate operating cost savings which are expected to be realized after the Pharmacy Services Asset Sale,

•	expenses related to post-closing exit costs that may be incurred by the Company in connection with the Pharmacy Services Asset Sale,

•	reduction of interest expense that is anticipated when sale proceeds are used to reduce indebtedness and

•	growth through acquisition or new site development that is anticipated when proceeds of the Pharmacy Services Asset Sale are invested in the continuing businesses.

The following is a brief description of the amounts recorded under each of the column headings in the unaudited pro forma consolidated statements of operations and balance sheet:

Historical BioScrip

This column reflects the Company’s historical audited operating results for the year ended December 31, 2011 and the historical unaudited operating results of continuing operations and financial condition as of and for the three months ended March 31, 2012 prior to any adjustment for the sale described above. The three month period ended March 31, 2012 does not include the results of the Company’s traditional and specialty pharmacy mail operations and community retail pharmacy stores business due to its presentation in discontinued operations in that period.

Disposition

This column reflects the elimination of the historical operating results of the Company’s traditional and specialty pharmacy mail operations and community retail pharmacy stores business for the year ended December 31, 2011 at the amounts that have been reflected in the Company’s consolidated statement of operations for that period. The disposition column on the unaudited pro forma consolidated balance sheet as of March 31, 2012 reflects the value of assets included in the Pharmacy Services Assetas of that date.

Pro Forma Adjustments

This column on the unaudited pro forma consolidated balance sheet reflects the pro forma effect of the receipt and use of the approximately $162 million of net cash proceeds from the sale of the Company’s traditional and specialty pharmacy mail operations and community retail pharmacy stores business and adjustments to remove accounts receivable and working capital liabilities of the sold business which were retained by the Company and will be collected, paid or otherwise resolved during the remainder of the year.

This column on the unaudited pro forma consolidated statement of operations for the year ended December 31, 2011 reflects adjustments to the historical BioScrip statement of operations for expenses that because those historical expenses will be modified directly related to the disposition.

Pro forma adjustments on the unaudited pro forma consolidated statement of operations for the three months ended March 31, 2012 are not required because the historical statement of operations included in the quarterly report on Form 10-Q for the period ended March 31, 2012 filed on May 10, 2012 already reflects the effect of the disposition.

BIOSCRIP, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(in thousands)

	As of March 31, 2012
	Historical BioScrip	Disposition	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$—	$—	$158,170	(A)	$158,170
Receivables, less allowance for doubtful accounts	242,173	—	(137,008	)(B)	105,165
Inventory	13,783	—	(1,307	)(B)	12,476
Prepaid expenses and other current assets	6,442	—	(18	)(B)	6,424
Current assets from discontinued operations	32,171	(32,171)	—		—

Total current assets	294,569	(32,171)	19,837		282,235

Property and equipment, net	26,229	—	(5,881	)(B)	20,348
Goodwill	312,387	—	—		312,387
Intangible assets, net	18,743	—	—		18,743
Deferred financing costs	3,678	—	—		3,678
Other non-current assets	1,420	—	(44	)(B)	1,376
Non-current assets from discontinued operations	17,010	(17,010)	—		—

Total assets	$674,036	$(49,181)	$13,912		$638,767

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$64,053	$—	$(32,729	)(B)	$31,324
Accounts payable	84,742	—	(61,259	)(B)	23,483
Claims payable	5,168	—	—		5,168
Amounts due to plan sponsors	24,345	—	(4,518	)(B)	19,827
Accrued interest	11,614	—	—		11,614
Accrued expenses and other current liabilities	28,445	—	(8,224	)(B)	20,221

Total current liabilities	218,367	—	(106,730)		111,637

Long-term debt, net of current portion	227,318	—	(867	)(B)	226,451
Deferred taxes	9,995	—	—		9,995
Other non-current liabilities	3,681	—	(1,652	)(B)	2,029

Total liabilities	459,361	—	(109,249)		350,112

Stockholders’ equity
Preferred stock, $.0001 par value;	—	—	—		—
Common stock, $.0001 par value	6	—	—		6
Treasury stock, shares at cost:	(10,461)	—	—		(10,461)
Additional paid-in capital	377,624	—	—		377,624
Accumulated deficit	(152,494)	(49,181)	123,161		(78,514)

Total stockholders’ equity	214,675	(49,181)	123,161		288,655

Total liabilities and stockholders’ equity	$674,036	$(49,181)	$13,912		$638,767

BIOSCRIP, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except for per share amounts)

	Three Months Ended March 31, 2012
	Historical BioScrip	Pro Forma Adjustments	Pro Forma
Product revenue	$106,803	$—	$106,803
Service revenue	48,830	—	48,830

Total revenue	155,633	—	155,633

Cost of product revenue	72,326	—	72,326
Cost of service revenue	29,785	—	29,785

Total cost of revenue	102,111	—	102,111

Gross profit	53,522	—	53,522

Selling, general and administrative expenses	44,662	—	44,662
Bad debt expense	3,465	—	3,465
Acquisition and integration expenses	172	—	172
Restructuring expense	300	—	300
Amortization of intangibles	879	—	879

Income from continuing operations	4,044	—	4,044
Interest expense, net	6,569	—	6,569

Loss from continuing operations before income taxes	(2,525)	—	(2,525)
Income tax benefit	(502)	—	(502)

Loss from continuing operations, net of income taxes	(2,023)	—	(2,023)

Loss from continuing operations per common share:
Basic	$(0.04)		$(0.04)
Diluted	$(0.04)		$(0.04)

Weighted average common shares outstanding:
Basic	55,307		55,307
Diluted	55,307		55,307

BIOSCRIP, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except for per share amounts)

	Year Ended December 31, 2011
	Historical BioScrip	Disposition	Pro Forma Adjustments		Pro Forma
Product revenue	$1,622,949	$(1,261,180)	$—		$361,769
Service revenue	195,077	(2,340)	—		192,737

Total revenue	1,818,026	(1,263,520)	—		554,506

Cost of product revenue	1,400,947	(1,166,649)	—		234,298
Cost of service revenue	104,776	—	—		104,776

Total cost of revenue	1,505,723	(1,166,649)	—		339,074

Gross profit	312,303	(96,871)	—		215,432

Selling, general and administrative expenses	237,274	(74,526)	5,867	(C)	168,615
Bad debt expense	18,654	(7,951)	—		10,703
Acquisition and integration expenses	—	—	—		—
Restructuring expense	8,885	(2,450)	—		6,435
Amortization of intangibles	5,189	(1,813)	—		3,376
Legal settlement	4,800	(4,800)	—		—

Income from continuing operations	37,501	(5,331)	(5,867)		26,303
Interest expense, net	28,306	—	(2,764	)(D)	25,542

Income from continuing operations before income taxes	9,195	(5,331)	(3,103)		(761)
Income tax expense	1,323		(1,226	)(E)	(97)

Income from continuing operations	7,872	(5,331)	(1,877)		(664)

Income from per common share:
Basic	$0.14				$(0.01)
Diluted	$0.14				$(0.01)

Weighted average common shares outstanding:
Basic	54,505				54,505
Diluted	55,150				55,150

BIOSCRIP, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

(A) The sources and uses of funds relating to the sale are as follows (in thousands):

Sources:
Cash receivable as disposal consideration	$128,500
Value of inventory on hand	31,982
Accounts receivable, net of working capital liabilities retained	64,332

Uses:
Payment of accounts payable due to AmerisourceBergen	(52,348)
Repayment of capital leases	(2,031)
Estimated disposal-related transaction costs	(12,265)

Net adjustment of cash and cash equivalents as of March 31, 2012	$158,170

(B)	Reflects adjustment to remove assets and liabilities of the community pharmacy and mail order lines of business which were not sold as part of the Pharmacy Services Asset Sale. The Company anticipates the collection, payment or resolution of these balances during the remainder of the year. The assets and liabilities not sold are summarized below as of March 31, 2012 (in thousands).

ASSETS
Current assets
Receivables, less allowance for doubtful accounts	$137,008
Inventory	1,307
Prepaid expenses and other current assets	18

Total current assets	138,333
Property and equipment, net	5,881
Other non-current assets	44

Total assets	$144,258

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$32,729
Accounts payable	61,259
Amounts due to plan sponsors	4,518
Accrued expenses and other current liabilities	8,224

Total current liabilities	106,730
Long-term debt, net of current portion	867
Other non-current liabilities	1,652

Total liabilities	$109,249

(C)	Reflects certain corporate costs allocated to the traditional and specialty pharmacy mail operations and community retail pharmacy stores businesses in 2011 which are not directly eliminated as a result of the Pharmacy Services Asset Sale.

(D)	Reflects the interest expense on the revolving credit facility attributed to the discontinued operations.

(E)	Reflects the tax effect of the pre-tax pro forma adjustments at the effective rate of 39.5%.